UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     September 1, 2016

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

864 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Daniel Clinton Dyer Employment Agreement.

On September 1, 2016, the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) appointed Daniel Clinton (Clint) Dyer as Executive Vice President of Branch Operations. In connection with Mr. Dyer’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Dyer, effective as of September 1, 2016 (the “Commencement Date”). Capitalized terms not otherwise defined herein have the meanings assigned to them in the Employment Agreement.

Mr. Dyer, age 43, has over 20 years of consumer finance operations experience in the small-loan consumer finance industry. Prior to his promotion to Executive Vice President of Branch Operations, Mr. Dyer served as the Company’s Senior Vice President of the South Eastern Division since 2015. From 2005 through 2015, Mr. Dyer served as the Senior Vice President of the Central Division. From 2002 through 2005, Mr. Dyer served as the Vice President of Operations for Tennessee and Kentucky. Mr. Dyer earned a Bachelor of Science degree from Baylor University.

There are no arrangements or understandings between Mr. Dyer and any other person pursuant to which Mr. Dyer was selected as Executive Vice President of Branch Operations, there are no family relationships between Mr. Dyer and any of the Company’s directors or executive officers, and there are no related party transactions involving Mr. Dyer that are reportable under Item 404(a) of Regulation S-K.

The Employment Agreement has an initial three-year term starting on the Commencement Date and will automatically renew for successive one-year terms unless either party gives notice of non-renewal at least 90 days prior to the expiration of the then-current term. The Employment Agreement provides that Mr. Dyer’s base salary will not be less than $240,000, and he will continue to be eligible to participate in the Company’s Executive Incentive Plan and in certain other long-term incentive compensation plans established by the Compensation and Stock Option Committee (the “Committee”) of the Board from time to time.

Pursuant to the Employment Agreement, Mr. Dyer will be eligible to receive certain long-term disability benefits and shall continue to be eligible to participate in the Second Amended and Restated World Acceptance Corporation 2005 Supplemental Income Plan (the “SERP”). The Company will also provide Mr. Dyer with the use of a Company car, including maintenance and insurance expenses in connection with such use.

The Employment Agreement provides for the following payments to Mr. Dyer in the event of termination of his employment:

•
If the Company terminates Mr. Dyer’s employment without Cause or gives notice that it will not extend the term of the Employment Agreement, or if Mr. Dyer terminates his employment for Good Reason, the Company will pay Mr. Dyer, or in the event of his death, his beneficiary or beneficiaries: (a) a lump sum payment equal to his accrued base salary then in effect, any accrued vacation pay through the date of his termination, unreimbursed business expenses, and his annual bonus for the prior fiscal year, if such annual bonus has not already been paid; (b) severance pay in an amount equal to twice the sum of his base salary, to be paid in twenty-four (24) equal monthly installment payments; (c) any unvested stock options and other unvested equity incentive awards shall vest and become exercisable in accordance with the terms of the applicable plans and award documents, provided that all purely time-based-vesting awards will fully vest as of the termination date and no portion of any award subject to performance-based vesting will vest pursuant to the Employment Agreement; (d) a lump sum cash payment equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA continuation coverage; and (e) a pro-rata portion of the annual incentive plan payment, to be paid within the time constraints set forth in the Employment Agreement.

•
If the Company terminates Mr. Dyer’s employment for Cause or he terminates his employment without Good Reason, or by giving notice he will not extend the term of the Employment Agreement, he will only receive his accrued compensation through the termination date; provided, however, in the event that he terminates his employment, he will also receive the benefits payable under the SERP or other benefits payable under other plans or programs to the extent vested.

•
If Mr. Dyer’s employment is terminated by the Company due to a Without Cause Termination, or by Mr. Dyer with Good Reason, within two (2) years of a Change in Control of the Company, the Company shall make a lump sum payment to Mr. Dyer equal to the sum of: (a) his accrued compensation prior to termination; (b) an amount equal to the total premiums he would be expected to pay for eighteen (18) months of COBRA continuation coverage; (c) a pro-rata annual incentive plan payment for the fiscal year in which the termination occurs; and (d) twice the sum of his highest base salary in effect between the day before the Change in Control and the effective date of his termination. In addition, his unvested stock options, unvested equity incentives, and other unvested incentive awards shall vest and become exercisable in accordance with the terms of the applicable plans and award documents.

•
The Company is required to purchase disability insurance for Mr. Dyer that provides a disability benefit equal to 60% of his base salary in effect at the time of disability. If his employment is terminated due to his disability, the Company will continue to pay his base salary in effect at the time of termination for a period of twenty-four (24) months except for such time as he is receiving the benefits under his disability insurance. In addition, he will be entitled to receive: (a) all compensation accrued through the date of termination; (b) vested amounts under the Company’s benefit plans, including the SERP; and (c) a pro-rata annual incentive plan payment.

•
In the event of Mr. Dyer’s death, the Company will be obligated to pay his estate: (a) all compensation accrued; (b) vested amounts owed under the Company’s benefit plans, including the SERP; and (c) a pro-rata annual incentive plan payment.

The Employment Agreement requires Mr. Dyer to execute a release in commercially reasonable form in order to receive any of the severance benefits provided by the Employment Agreement. The Employment Agreement also restricts Mr. Dyer from engaging in certain acts of competition with the Company and from soliciting the Company’s employees or inducing them to leave their employment with the Company during the term of the Employment Agreement and for a period of two years after the termination of his employment. He has also agreed to confidentiality and non-disparagement obligations that the Company believes are customary.

The foregoing summary does not purport to be a complete description of the Employment Agreement and is qualified by reference to the terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, dated September 1, 2016, by and between the Company and Daniel Clinton Dyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016

World Acceptance Corporation

	By:	/s/ Janet Lewis Matricciani
Janet Lewis Matricciani Chief Executive Officer